SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)

FIRST CHICAGO TRUST COMPANY OF NEW YORK
(Exact name of trustee as specified in its charter)

A New York Banking Corporation	13-3340857
(I.R.S. employer identification number)

153 West 51st Street, New York, New York (Address of principal executive offices)	10019 (Zip Code)

c/o Bank One Corporation
Law, Compliance and Government Relations Department
1 Bank One Plaza, Suite IL1-0120
Chicago, Illinois 60670-0120
Attn: Steven M. Wagner, (312) 732-3163
(Name, address and telephone number of agent for service)

FLORIDA POWER CORPORATION
d/b/a Progress Energy Florida, Inc.
(Exact name of obligor as specified in its charter)

Florida	59-0247770
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

100 Central Avenue
St. Petersburg, Florida	33711
(Address of Principal	(Zip Code)
executive offices)

First Mortgage Bonds
(Title of Indenture Securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of New York Banking Department, New York, New York; The Board of Governors of the Federal Reserve System, Washington, D. C.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the trustee.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

1.	A copy of the restated organization certificate of the trustee now in effect.*

2.	A copy of the certificate of authority of the trustee to commence business.*

3.	A copy of the authorization of the trustee to exercise corporate trust powers.*

4.	A copy of the existing by-laws of the trustee.*

5.	Not Applicable.

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Chicago Trust Company of New York, a limited purpose trust company, organized and existing under the laws of the State of New York, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of March, 2003.

FIRST CHICAGO TRUST COMPANY OF NEW YORK

By:	/s/ Steven M. Wagner

Steven M. Wagner Vice President

*	Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of First Chicago Trust Company of New York, filed as Exhibit 25 to the Registration Statement on Form S-3 of Florida Power Corporation filed with the Securities and Exchange Commission on June 15, 2001 (Registration No. 333-33240).

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

March 18, 2003

Securities and Exchange Commission,
Washington, D.C. 20549

Gentlemen:

      In connection with the qualification of an indenture between Florida Power Corporation and First Chicago Trust Company of New York, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

Very truly yours,

FIRST CHICAGO TRUST COMPANY OF NEW YORK

By:	/s/ Steven M. Wagner

Steven M. Wagner Vice President

EXHIBIT 7

Legal Title of Bank:	First Chicago Trust Company of New York	Call Date:	12/31/2002 FFIEC 041
Address:			Page RC-1
City, State Zip:	Chicago, IL 60630
FDIC Certificate No.:	11111

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in thousands		C300
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):	RCFD

a. Noninterest-bearing balances and currency and coin(1)	0081	0	1.a
b. Interest-bearing balances(2)	0071	0	1.b
2. Securities
a. Held-to-maturity securities(from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	32,336	2.b
3. Federal funds sold and securities purchased under agreements to resell	1350	0	3.
4. Loans and lease financing receivables:	RCFD
a. Loans and leases, net of unearned income (from Schedule RC-C)	2122	0	4.a
b. LESS: Allowance for loan and lease losses	3123	0	4.b
c. LESS: Allocated transfer risk reserve	3128	0	4.c
d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)	RCFD 2125	0	4.d
5. Trading assets (from Schedule RD-D)	3545	0	5.
6. Premises and fixed assets (including capitalized leases)	2145	0	6.
7. Other real estate owned (from Schedule RC-M)	2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8.
9. Customers’ liability to this bank on acceptances outstanding	2155	0	9.
10. Intangible assets (from Schedule RC-M)	2143	0	10.
11. Other assets (from Schedule RC-F)	2160	37,002	11.
12. Total assets (sum of items 1 through 11)	2170	69,338	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Legal Title of Bank:	First Chicago Trust Company of New York	Call Date:	12/31/02 FFIEC 041
Address:			Page RC-2
City, State Zip:	Chicago, IL 60630
FDIC Certificate No.:	11111

Schedule RC-Continued

		Dollar Amounts in
		Thousands

LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C	RCON

	from Schedule RC-E, part 1)	2200	0	13.a
	(1) Noninterest-bearing(1)	6631	0	13.a1
	(2) Interest-bearing	6636	0	13.a2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN

	(1) Noninterest bearing
	(2) Interest-bearing
14.	Federal funds purchased and securities sold under agreements to repurchase:	RCFD 2800	0	14
15.	a. Demand notes issued to the U.S. Treasury	RCON 2840	0	15.a
	b. Trading Liabilities (from Schedule RC-D)	RCFD 3548	0	15.b
16.	Other borrowed money:	RCFD

	a. With original maturity of one year or less	2332	0	16.a
	b. With original maturity of more than one year	A547	0	16.b
	c. With original maturity of more than three years	A548	0	16.c
17.	Not applicable
18.	Bank’s liability on acceptance executed and outstanding	2920	0	18.
19.	Subordinated notes and debentures	3200	0	19.
20.	Other liabilities (from Schedule RC-G)	2930	431	20.
21.	Total liabilities (sum of items 13 through 20)	2948	431	21.
22.	Not applicable
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	3838	0	23.
24.	Common stock	3230	68,907	24.
25.	Surplus (exclude all surplus related to preferred stock)	3839	0	25.
26.	a. Undivided profits and capital reserves	3632	-0	26.a
	b. Net unrealized holding gains (losses) on available-for-sale securities	8434	0	26.b
	c. Accumulated net gains (losses) on cash flow hedges	4336	0	26.c
27.	Cumulative foreign currency translation adjustments
28.	Total equity capital (sum of items 23 through 27)	3210	68,907	28.
29.	Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, and 28)	3300	69,338	29.

Memorandum

To be reported only with the March Report of Condition.

1.		Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	RCFD 6724	N/A	Number M.1.
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.